RBC Capital Markets®	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-171806

Pricing Supplement Dated March 27, 2012 to the Product Prospectus Supplement DIN-1 Dated February 7, 2011, Prospectus Dated January 28, 2011, and Prospectus Supplement Dated January 28, 2011	$2,721,000 Direct Investment Notes Linked to a Basket of 20 Equity Securities, Due May 2, 2013 Royal Bank of Canada

Royal Bank of Canada is offering the Direct Investment Notes (the “Notes”) linked to the performance of a Basket consisting of equity securities of the following 20 publicly traded companies (the “Underlying Stocks”): Aegion Corporation, Agilent Technologies, Inc., Air Products and Chemicals, Inc., Badger Meter, Inc., Calgon Carbon Corporation, Church & Dwight Co., Inc., Companhia de Saneamento Básico do Estado de São Paulo - SABESP, Deere & Company, Ecolab Inc., Federal Signal Corporation, Gardner Denver, Inc., Itron, Inc., Kabushiki Kaisha Kubota, Layne Christensen Company, Lindsay Corporation, Masco Corporation, Micron Technology, Inc., Pentair, Inc., Whirlpool Corporation, and Xylem Inc.

The CUSIP number for the Notes is 78008TW83. The Notes do not pay interest. At maturity, investors will receive a cash payment based on the percentage increase or decrease in the market prices between the Pricing Date and the Valuation Date of, and the dividend yield on, the Underlying Stocks, as described in more detail below. Investors could lose some or a substantial portion of the principal amount of their Notes if there has been a decrease in the price of one or more Underlying Stocks, or if the return on the Underlying Stocks is not sufficient to offset the impact of the “Participation Rate” of 97%. Any payments on the Notes are subject to our credit risk.

Issue Date: March 30, 2012

Maturity Date: May 2, 2013

The Notes will not be listed on any U.S. securities exchange.

Investing in the Notes involves a number of risks. See “Risk Factors” beginning on page S-1 of the prospectus supplement dated January 28, 2011, “Additional Risk Factors Specific to the Notes” beginning on page PS-3 of the product prospectus supplement dated February 7, 2011, and “Selected Risk Considerations” beginning on page P-9 below.

The Notes will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other Canadian or U.S. government agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Price to public (1)	100.00%	$2,721,000.00
Underwriting discounts and commissions	2.25%	$61,222.50
Proceeds to Royal Bank of Canada	97.75%	$2,659,777.50

(1) For any purchase by certain advisory accounts, the price to public will be 98.25% of the principal amount of the Notes.

The price at which you purchase the Notes includes hedging costs and profits that Royal Bank of Canada or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the Notes. As a result, you may experience an immediate and substantial decline in the market value of your Notes on the Issue Date.

RBC Capital Markets, LLC, which we refer to as RBCCM, acting as agent for Royal Bank of Canada, received a commission of $22.50 per 1,000 in principal amount of the Notes and used of that commission to allow selling concessions to other dealers of $22.50 per $1,000 in principal amount of the Notes. The other dealers may forgo, in their sole discretion, some or all of their selling concessions.  The price of the Notes included a profit of approximately $7.50 per $1,000 in principal amount of the Notes earned by Royal Bank of Canada in hedging its exposure under the Notes. The total of the commission received by RBCCM, which includes concessions allowed to other dealers and the hedging profits of Royal Bank of Canada, was $30.00 per $1,000 in principal amount of the Notes.

We may use this pricing supplement in the initial sale of the Notes.  In addition, RBC Capital Markets, LLC or another of our affiliates may use this pricing supplement in a market-making transaction in the Notes after their initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 20 Equity Securities, Due May 2, 2013

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this pricing supplement, the product prospectus supplement, the prospectus supplement, and the prospectus.

Issuer:	Royal Bank of Canada (“Royal Bank”)

Issue:	Senior Global Medium-Term Notes, Series E

Underwriter:	RBC Capital Markets, LLC

Reference Asset:
The Notes are linked to the value of a basket (the “Basket”) of equity securities of 20 publicly traded companies (each, an “Underlying Stock,” collectively, the “Underlying Stocks”). The 20 equity securities will be weighted in accordance with the Component Weights specified below:

	Underlying Stock	Bloomberg Ticker	Component Weight	Initial Stock Price ($)

	Agilent Technologies, Inc.	A	5.50%	45.67

	Aegion Corporation	AEGN	5.50%	18.16

	Air Products and Chemicals, Inc.	APD	5.50%	91.71

	Calgon Carbon Corporation	CCC	5.50%	15.75

	Church & Dwight Co., Inc.	CHD	5.50%	49.32

	Deere & Company	DE	5.50%	82.40

	Ecolab Inc.	ECL	5.50%	61.44

	Gardner Denver, Inc.	GDI	5.50%	64.83

	Itron, Inc.	ITRI	5.50%	44.86

	Lindsay Corporation	LNN	5.50%	66.74

	Masco Corporation	MAS	5.50%	13.81

	Micron Technology, Inc.	MU	5.50%	8.575

	Pentair, Inc.	PNR	5.50%	40.26

	Companhia de Saneamento Básico do Estado de São Paulo - SABESP (ADR)	SBS	5.50%	75.31

	Whirlpool Corporation	WHR	5.50%	76.62

	Xylem Inc.	XYL	5.50%	27.99

	Badger Meter, Inc.	BMI	3.00%	34.38

	Federal Signal Corporation	FSS	3.00%	5.45

	Kabushiki Kaisha Kubota (ADR)	KUB	3.00%	48.69

	Layne Christensen Company	LAYN	3.00%	21.71

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 20 Equity Securities, Due May 2, 2013

Currency:	U.S. Dollars

Minimum Investment:	$1,000 and minimum denominations of $1,000 in excess thereof

Pricing Date:	March 27, 2012

Issue Date:	March 30, 2012

CUSIP:	78008TW83

Valuation Date:
April 29, 2013, subject to postponement for up to ten trading days if a market disruption event occurs or is continuing with respect to an Underlying Stock as described in “General Terms of the Notes—Market Disruption Events” in the product prospectus supplement dated February 7, 2011.

Interest Rate (coupon):	No interest payments will be made during the term of the Notes.

Payment at Maturity (if held to maturity):
At maturity, you will receive a cash payment equal to the product of (a) the principal amount of your Notes, (b) the Participation Rate and (c) (1 + Percentage Change + Basket Dividend Yield).
An investor could lose some or a substantial portion of the principal amount of their notes if there has been a decrease in the price of one or more Underlying Stocks, or if the return on the Underlying Stocks is not sufficient to offset the impact of the “Participation Rate” of 97%.

Percentage Change:	The Percentage Change will equal the sum of the products of the Underlying Stock Return for each Underlying stock, multiplied by the applicable Component Weight.

Underlying Stock Return:	For each Underlying Stock, the Underlying Stock Return will equal the Final Stock Price minus the Initial Stock Price, divided by (b) the Initial Stock Price.

Basket Dividend Yield:	The Basket Divided Yield will equal the sum of the products of the Dividend Yield for each Underlying Stock, multiplied by the applicable Component Weight.

Dividend Yield:
The Dividend Yield for each Underlying Stock will be 100% of the gross cash dividends per share of that Underlying Stock declared by the applicable issuer to holders of record of a share of that Underlying Stock where the date that the shares of that Underlying Stock have commenced trading ex-dividend on the relevant exchange occurs during the period from and excluding the Pricing Date to and including the Valuation Date. The Dividend Yield will be expressed as a percentage of the Initial Stock Price for that Underlying Stock.

Participation Rate:
97%.  Because the Participation Rate is less than 100%, you will not participate in the full increase (if any) in the value of, and dividends paid on, the Underlying Stocks, and the sum of the Percentage Change and the Basket Dividend Yield is less than approximately 3.09%.

Initial Stock Price:	For each Underlying Stock, the closing price per share of that Underlying Stock on the Pricing Date, rounded to two decimal places.

Final Stock Price:	For each Underlying Stock, the closing price per share of that Underlying Stock on the Valuation Date, rounded to two decimal places.

Maturity Date:	May 2, 2013, subject to postponement for market and other disruptions, as described in the product prospectus supplement dated February 7, 2011.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 20 Equity Securities, Due May 2, 2013

Term:	Approximately thirteen (13) months.

Principal at Risk:
The Notes are NOT principal protected. You may lose a substantial portion of your principal amount at maturity if there has been a decrease in the price of one or more Underlying Stocks, or if the sum of the Percentage Change and the Basket Dividend Yield is less than approximately 3.09%.

Calculation Agent:	RBC Capital Markets, LLC

U.S. Tax Treatment:
By purchasing a Note, each holder agrees (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to treat the Note as a pre-paid cash-settled derivative contract for U.S. federal income tax purposes. However, the U.S. federal income tax consequences of your investment in the Notes are uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different from that described in the preceding sentence. Please see the discussion in this pricing supplement under “Supplemental Discussion of U.S. Federal Income Tax Consequences” and the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product prospectus supplement dated February 7, 2011 under “Supplemental Discussion of U.S. Federal Income Tax Consequences,” which applies to the Notes.

Secondary Market:
RBC Capital Markets, LLC (or one of its affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issue Date. The amount that you may receive upon sale of your Notes prior to maturity may be less than the principal amount of your Notes.

Listing:	The Notes will not be listed on any securities exchange.

No Non-US Distribution:
The Notes are not intended for purchase by any investor that is not a United States person, as that term is defined for U.S. federal income tax purposes, and the Underwriter will not make offers of the Notes to any such investor.

Clearance and Settlement:
DTC global (including through its indirect participants Euroclear and Clearstream, Luxembourg as described under “Description of Debt Securities—Ownership and Book-Entry Issuance” in the prospectus dated January 28, 2011).

Terms Incorporated in the Master Note:
All of the terms appearing above the item captioned “Secondary Market” on pages P-2, P-3 and P-4 of this pricing supplement and the terms appearing under the caption “General Terms of the Notes” in the product prospectus supplement dated February 7, 2011, as modified by this pricing supplement.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 20 Equity Securities, Due May 2, 2013

ADDITIONAL TERMS OF YOUR NOTES

You should read this pricing supplement together with the prospectus dated January 28, 2011, as supplemented by the prospectus supplement dated January 28, 2011 and the product prospectus supplement dated February 7, 2011, relating to our Senior Global Medium-Term Notes, Series E, of which these Notes are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product prospectus supplement. In the event of any conflict, this pricing supplement will control. The Notes vary from the terms described in the product prospectus supplement in several important ways. You should read this pricing supplement carefully.

This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement dated January 28, 2011 and “Additional Risk Factors Specific to the Notes” in the product prospectus supplement dated February 7, 2011, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the Securities and Exchange Commission (the “SEC”) website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000309/f127115424b3.htm

Prospectus Supplement dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000311/m127114424b3.htm

Product Prospectus Supplement DIN-1 dated February 7, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000457/c27110424b5.htm

Our Central Index Key, or CIK, on the SEC website is 1000275. As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Royal Bank of Canada.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 20 Equity Securities, Due May 2, 2013

HYPOTHETICAL RETURNS

The examples set out below are included for illustration purposes only. The hypothetical Final Stock Prices, hypothetical Dividend Yields, hypothetical Percentage Changes and hypothetical Basket Dividend Yields used to illustrate the calculation of the Payment at Maturity are not estimates or forecasts of the Initial Stock Price, the Final Stock Price or the Dividend Yield of any Underlying Stock on the Valuation Date or on any trading day prior to the Maturity Date. Each example assumes that a holder purchased Notes with an aggregate principal amount of $1,000, the Participation Rate of 97% and that no market disruption event occurs on the Valuation Date.

Example 1— Calculation of the Payment at Maturity where the Percentage Change is greater than 0% (indicating that the value of the Basket has increased).

Underlying Stock	Component Weight	Initial Stock Price	Final Stock Price	Underlying Stock Return	Dividend Yield
Agilent Technologies, Inc.	5.50%	45.67	46.67	2.19%	0.00%
Aegion Corporation	5.50%	18.16	20.19	11.18%	0.00%
Air Products and Chemicals, Inc.	5.50%	91.71	103.54	12.90%	2.57%
Calgon Carbon Corporation	5.50%	15.75	20.98	33.21%	0.00%
Church & Dwight Co., Inc.	5.50%	49.32	47.05	-4.60%	1.42%
Deere & Company	5.50%	82.40	84.05	2.00%	1.91%
Ecolab Inc.	5.50%	61.44	73.73	20.00%	1.21%
Gardner Denver, Inc.	5.50%	64.83	61.26	-5.51%	0.29%
Itron, Inc.	5.50%	44.86	50.15	11.79%	0.00%
Lindsay Corporation	5.50%	66.74	66.14	-0.90%	0.53%
Masco Corporation	5.50%	13.81	12.53	-9.27%	2.53%
Micron Technology, Inc.	5.50%	8.575	8.82	2.86%	0.00%
Pentair, Inc.	5.50%	40.26	41.55	3.20%	2.08%
Companhia de Saneamento Básico do Estado de São Paulo - SABESP	5.50%	75.31	74.56	-1.00%	0.00%
Whirlpool Corporation	5.50%	76.62	82.83	8.10%	2.55%
Xylem Inc.	5.50%	27.99	29.81	6.50%	0.00%
Badger Meter, Inc.	3.00%	34.38	31.25	-9.10%	1.87%
Federal Signal Corporation	3.00%	5.45	4.98	-8.62%	1.28%
Kabushiki Kaisha Kubota	3.00%	48.69	55.07	13.10%	0.00%
Layne Christensen Company	3.00%	21.71	22.84	5.20%	0.00%

Percentage Change: 5.11%

Basket Dividend Yield: 0.92%

Payment at Maturity: $1,000 x 97% x (1 + 5.11% + 0.92%) = $1,028.49

On a $1,000 investment, a 5.11% Percentage Change and a 0.92% Basket Dividend Yield results in a Payment at Maturity of $1,028.49, a 2.85% return on the Notes.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 20 Equity Securities, Due May 2, 2013

Example 2— Calculation of the Payment at Maturity where the Percentage Change is less than 0% (indicating that the value of the Basket has decreased), and the Basket Dividend Yield is not sufficiently high to cause a positive return on the Notes.

Underlying Stock	Component Weight	Initial Stock Price	Final Stock Price	Underlying Stock Return	Dividend Yield
Agilent Technologies, Inc.	5.50%	45.67	40.58	-11.14%	0.00%
Aegion Corporation	5.50%	18.16	16.76	-7.72%	0.00%
Air Products and Chemicals, Inc.	5.50%	91.71	87.03	-5.10%	2.57%
Calgon Carbon Corporation	5.50%	15.75	16.73	6.22%	0.00%
Church & Dwight Co., Inc.	5.50%	49.32	47.06	-4.59%	1.42%
Deere & Company	5.50%	82.40	84.04	1.99%	1.91%
Ecolab Inc.	5.50%	61.44	56.54	-7.98%	1.21%
Gardner Denver, Inc.	5.50%	64.83	61.25	-5.52%	0.29%
Itron, Inc.	5.50%	44.86	37.14	-17.20%	0.00%
Lindsay Corporation	5.50%	66.74	61.31	-8.14%	0.53%
Masco Corporation	5.50%	13.81	12.53	-9.26%	2.53%
Micron Technology, Inc.	5.50%	8.575	8.82	2.81%	0.00%
Pentair, Inc.	5.50%	40.26	41.57	3.25%	2.08%
Companhia de Saneamento Básico do Estado de São Paulo - SABESP	5.50%	75.31	74.58	-0.97%	0.00%
Whirlpool Corporation	5.50%	76.62	71.23	-7.04%	2.55%
Xylem Inc.	5.50%	27.99	24.09	-13.93%	0.00%
Badger Meter, Inc.	3.00%	34.38	31.25	-9.11%	1.87%
Federal Signal Corporation	3.00%	5.45	4.97	-8.72%	1.28%
Kabushiki Kaisha Kubota	3.00%	48.69	42.75	-12.20%	0.00%
Layne Christensen Company	3.00%	21.71	19.71	-9.22%	0.00%

Percentage Change:         -5.82%

Basket Dividend Yield:      0.92%

Payment at Maturity:        $1,000 x 97% x (1 - 5.82% + 0.92%) = $922.47

On a $1,000 investment, a -5.82% Percentage Change and a 0.92% Basket Dividend Yield results in a Payment at Maturity of $922.47, a -7.75% return on the Notes.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 20 Equity Securities, Due May 2, 2013

Example 3— Calculation of the Payment at Maturity where both the Percentage Change and the Basket Dividend Yield are greater than 0%, but their sum is not sufficient to cause a positive return on the Notes.

Underlying Stock	Component Weight	Initial Stock Price	Final Stock Price	Underlying Stock Return	Dividend Yield
Agilent Technologies, Inc.	5.50%	45.67	46.70	2.25%	0.00%
Aegion Corporation	5.50%	18.16	20.19	11.19%	0.00%
Air Products and Chemicals, Inc.	5.50%	91.71	97.42	6.23%	2.57%
Calgon Carbon Corporation	5.50%	15.75	16.54	5.03%	0.00%
Church & Dwight Co., Inc.	5.50%	49.32	47.06	-4.59%	1.42%
Deere & Company	5.50%	82.40	84.04	1.99%	1.91%
Ecolab Inc.	5.50%	61.44	63.62	3.55%	1.21%
Gardner Denver, Inc.	5.50%	64.83	61.25	-5.52%	0.29%
Itron, Inc.	5.50%	44.86	50.16	11.82%	0.00%
Lindsay Corporation	5.50%	66.74	66.12	-0.93%	0.53%
Masco Corporation	5.50%	13.81	12.53	-9.26%	2.53%
Micron Technology, Inc.	5.50%	8.575	8.82	2.81%	0.00%
Pentair, Inc.	5.50%	40.26	41.57	3.25%	2.08%
Companhia de Saneamento Básico do Estado de São Paulo - SABESP	5.50%	75.31	74.58	-0.97%	0.00%
Whirlpool Corporation	5.50%	76.62	77.74	1.46%	2.55%
Xylem Inc.	5.50%	27.99	29.82	6.54%	0.00%
Badger Meter, Inc.	3.00%	34.38	31.25	-9.11%	1.87%
Federal Signal Corporation	3.00%	5.45	4.97	-8.72%	1.28%
Kabushiki Kaisha Kubota	3.00%	48.69	50.64	4.01%	0.00%
Layne Christensen Company	3.00%	21.71	22.84	5.21%	0.00%

Percentage Change:        1.66%

Basket Dividend Yield:     0.92%

Payment at Maturity:        $1,000 x 97% x (1 + 1.66% + 0.92%) = $995.03

On a $1,000 investment, a 1.66% Percentage Change and a 0.92% Basket Dividend Yield results in a Payment at Maturity of $995.03, a -0.50% return on the Notes.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 20 Equity Securities, Due May 2, 2013

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves significant risks.  Investing in the Notes is not equivalent to investing directly in the applicable Underlying Stock.  These risks are explained in more detail in the section “Additional Risk Factors Specific to the Notes,” beginning on page PS-3 of the product prospectus supplement.  In addition to the risks described in the prospectus supplement and the product prospectus supplement, you should consider the following:

•
Principal at Risk – The notes do not guarantee any return of principal. We will not repay you a fixed amount of principal on the Notes at maturity. The return on your Notes at maturity will depend on the Final Stock Prices of the Underlying Stocks on the valuation date and the Basket Dividend Yield. If the Final Stock Prices of one or more of the Underlying Stocks are less than their Initial Stock Prices, or, together with their dividends, do not increase by enough to offset the impact of the Participation Rate, you may receive less, and possibly significantly less, than the principal amount of your notes if the Basket Dividend Yield is not sufficient to overcome this decrease in the prices of the Underlying Stocks.

•
The Participation Rate Will Reduce the Amount Payable on the Notes – The payment on the Notes will increase as the Percentage Change increases.  However, because the Participation Rate on the Notes is 97%, the sum of the Percentage Change and the Basket Dividend Yield must be greater than approximately 3.09% in order for the payment at maturity to equal or exceed the principal amount of the notes.  Accordingly, you could lose a portion of the principal amount of the notes even if the sum of the Percentage Change and the Basket Dividend Yield is positive, but is not sufficient to offset the impact of the Participation Rate.  In addition, the Participation Rate will cause any positive return on the Notes to be less than the return on the Underlying Stocks and the dividends paid on the Underlying Stocks from the pricing date through the valuation date.

•
The Notes Do Not Pay Interest and Your Return May Be Lower than the Return on a Conventional Debt Security of Comparable Maturity – There will be no periodic interest payments on the Notes as there would be on a conventional fixed-rate or floating-rate debt security having the same maturity.  The return that you will receive on the Notes, which could be negative, may be less than the return you could earn on other investments.  Even if your return is positive, your return may be less than the return you would earn if you bought a conventional senior interest bearing debt security of Royal Bank.

•
Payments on the Notes Are Subject to Our Credit Risk, and Changes in Our Credit Ratings Are Expected to Affect the Market Value of the Notes – The Notes are Royal Bank’s senior unsecured debt securities.  As a result, your receipt of the amount due on the maturity date is dependent upon Royal Bank’s ability to repay its obligations at that time.  This will be the case even if the value of the Underlying Stocks increases after the pricing date.  No assurance can be given as to what our financial condition will be at the maturity of the Notes.

•
There May Not Be an Active Trading Market for the Notes—Sales in the Secondary Market May Result in Significant Losses – There may be little or no secondary market for the Notes.  The Notes will not be listed on any securities exchange.  RBCCM and other affiliates of Royal Bank may make a market for the Notes; however, they are not required to do so.  RBCCM or any other affiliate of Royal Bank may stop any market-making activities at any time.  Even if a secondary market for the Notes develops, it may not provide significant liquidity or trade at prices advantageous to you.  We expect that transaction costs in any secondary market would be high.  As a result, the difference between bid and asked prices for your Notes in any secondary market could be substantial.

•
You Will Not Have Any Rights to the Underlying Stocks – As a holder of the Notes, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the Underlying Stocks would have, except to the extent that such dividends are reflected in the payment at maturity.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 20 Equity Securities, Due May 2, 2013

•
The Inclusion in the Purchase Price of the Notes of a Selling Concession and of Royal Bank’s Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity – The price at which you purchase the Notes includes a selling concession (including a broker’s commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the Notes.  Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge.  As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Notes prior to maturity may be less than your original purchase price.  The Notes are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Notes to maturity.

•
The Business Activities of Royal Bank or Its Affiliates May Create Conflicts of Interest – We and our affiliates expect to engage in trading activities related to the Underlying Stocks that are not for the account of holders of the Notes or on their behalf.  These trading activities may present a conflict between the holders’ interests in the Notes and the interests we and our affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management.  These trading activities, if they influence the price of any of the Underlying Stocks, could be adverse to the interests of the holders of the Notes.  We and one or more of our affiliates may, at present or in the future, engage in business with the issuers of the Underlying Stocks, including making loans to or providing advisory services to those companies.  These services could include investment banking and merger and acquisition advisory services.  These activities may present a conflict between our or one or more of our affiliates’ obligations and your interests as a holder of the Notes.  Moreover, we and our affiliates may have published, and in the future expect to publish, research reports with respect to the Underlying Stocks.  This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes.  Any of these activities by us or one or more of our affiliates may affect the prices of the Underlying Stocks and, therefore, the market value of the Notes.

•
Market Disruption Events and Adjustments – The payment at maturity and the Valuation Date are subject to adjustment as described in the product prospectus supplement.  For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “General Terms of the Notes—Market Disruption Events” in the product prospectus supplement.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 20 Equity Securities, Due May 2, 2013

INFORMATION REGARDING THE ISSUERS OF THE UNDERLYING STOCKS

The issuer of each Underlying Stock is registered under the Securities Exchange Act of 1934, as amended (“Exchange Act”). Companies with securities registered under the Exchange Act are required to periodically file financial and other information required by the Securities and Exchange Commission (“SEC”). This information is filed with the SEC and can be inspected and copied by you at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, information filed by the issuers of the Underlying Stocks with the SEC electronically is available to the public over the Internet at the SEC’s website at http://www.sec.gov. Information filed with the SEC by the Underlying Stock issuers under the Exchange Act can be located by referencing their SEC file numbers. In addition, information about the Underlying Stock issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information. We make no representation or warranty as to the accuracy or completeness of any such information.

The following information regarding each issuer of the Underlying Stocks is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by any issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

Aegion Corporation

Aegion Corp. provides cured-in place pipe and other technologies and services for the rehabilitation of pipeline systems. The company's businesses consist of sewer, drinking water and energy and mining pipeline rehabilitation and protection. Insituform, its subsidiary, services customers worldwide.

Agilent Technologies, Inc.

Agilent Technologies, Inc. provides core bio-analytical and electronic measurement solutions to the communications, electronics, life sciences and chemical analysis industries. The company's operations include electronic measurement, bio-analytical measurement, semiconductor and board testing.

Air Products and Chemicals, Inc.

Air Products and Chemicals, Inc. produces industrial gas and related industrial process equipment.  The company also produces and markets polymer chemicals, performance chemicals, and chemical intermediates.  The company recovers and distributes oxygen, nitrogen, argon, hydrogen, carbon monoxide, carbon dioxide, synthesis gas, and helium, as well as medical and specialty gases.

Calgon Carbon Corporation

Calgon Carbon Corporation manufactures and markets products and services employed for separation, concentration, and purification of liquids and gases. The company serves customers around the world in a variety of areas, including drinking water and wastewater treatment, environmental remediation, industrial process applications, chemical manufacturing, refining, and air purification.

Church & Dwight Co., Inc.

Church & Dwight Co., Inc. produces sodium bicarbonate and sodium bicarbonate-based products. The company sells its products, primarily under the ARM & HAMMER trademark, to consumers and to industrial customers and distributors.  The company provides products such as baking soda, carpet deodorizer, and laundry detergent, as well as Brillo soap pads.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 20 Equity Securities, Due May 2, 2013

Deere & Company

Deere & Company manufactures and distributes a range of agricultural, construction and forestry, and commercial and consumer equipment.  The company supplies replacement parts for its own products and for those of other manufacturers. The company also provides product and parts financing services.

Ecolab Inc.

Ecolab Inc. develops and markets products and services for the hospitality, institutional, and industrial markets.  The company provides cleaning, sanitizing, pest elimination, and maintenance products, systems, and services. The company provides its services to hotels and restaurants, healthcare and educational facilities, light industry, and other customers located worldwide.

Gardner Denver, Inc.

Gardner Denver Inc. manufactures stationary air compressors and blowers for industrial applications.  The company's products are used in manufacturing, process applications, and materials handling, as well as in power tools and equipment.  The company sells its products around the world.

Itron, Inc.

Itron, Inc. provides solutions for collecting, communicating, and analyzing electric, gas, and water usage data.  The company sells its products to the utility industry.  The company designs, manufactures, markets, sells, installs, and services hardware, software, and integrated systems for handheld computer-based electronic meter reading and automatic meter reading systems.

Lindsay Corporation

Lindsay Corporation manufactures and markets center pivot and lateral move irrigation equipment, as well as large diameter steel tubing, for use to irrigate agricultural crops.  The company also provides outsourced manufacturing and production services to original equipment manufacturers in the United States.

Masco Corporation

Masco Corporation manufactures and sells home improvement and building products. The company's products include faucets, kitchen and bath cabinets, architectural coatings, and builders' hardware products. The company sells its products through mass merchandisers, home centers, hardware stores, and other wholesale and retail outlets to consumers and contractors.

Micron Technology, Inc.

Micron Technology, Inc., through its subsidiaries, manufactures and markets dynamic random access memory chips (DRAMs), very fast static random access memory chips (SRAMs), Flash Memory, other semiconductor components, and memory modules.

Pentair, Inc.

Pentair, Inc. is a diversified manufacturing company. The company produces electrical and electronic enclosures, professional tools, and water products. Pentair manufactures and distributes its products in North America, Europe, and Asia.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 20 Equity Securities, Due May 2, 2013

Companhia de Saneamento Básico do Estado de São Paulo - SABESP

Companhia de Saneamento Básico do Estado de São Paulo - SABESP collects, treats, and distributes water. The company also engineers and constructs water distribution infrastructure and water treatment systems. The company operates in the Brazilian State of Sao Paulo. This Underlying Stock is an ADR that trades on the New York Stock Exchange.

Whirlpool Corporation

Whirlpool Corporation manufactures and markets major home appliances.  The company's principal products include laundry appliances, refrigeration and room air conditioning equipment, cooking appliances, dishwashers, and mixers and other small household appliances.  The company’s products are sold worldwide

Xylem Inc.

Xylem, Inc. is a designer, manufacturer, equipment and service provider for water and wastewater applications addressing the full cycle of water from collection, distribution, and use to the return of water to the environment.

Badger Meter, Inc.

Badger Meter, Inc. manufactures and markets flow measurement and control products.  The company's products are used to measure and control the flow of liquids and gases in a variety of applications.  The company’s products include water meters and associated systems, wastewater meters, industrial process meters, automotive fluid meters, small valves, and natural gas instruments.

Federal Signal Corporation

Federal Signal Corporation manufactures and supplies safety, signaling, and communications equipment.  The company's equipment includes fire rescue products, street sweeping and vacuum loader vehicles, parking control equipment, custom on-premise signage, carbide cutting tools, precision punches and dies, and plastic injection mold components.

Kabushiki Kaisha Kubota

Kubota Corporation manufactures industrial machinery, farm machinery, and fluid piping systems.  The company's products include ductile iron pipes, engines, tractors, combine harvesters, reaper binders, rice planters, and excavators.  Kubota also produces forged iron products, housing equipment, and environmental control plants. This Underlying Stock is an ADR that trades on the New York Stock Exchange.

Layne Christensen Company

Layne Christensen Company provides water well drilling, mineral exploration drilling, geotechnical construction, oil and gas services, and related products and services. The company's customers include municipalities, industrial, oil, gas, and mining companies, and consulting and engineering firms located in the United States, Canada, Mexico, Australia, Africa, and South America.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 20 Equity Securities, Due May 2, 2013

Historical Information

The graphs below set forth the recent historical performances of each of the Underlying Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Underlying Stock. The information provided in each table is for the four calendar quarters of 2008, 2009, 2010, 2011, as well as the period from January 1, 2012 through March 27, 2012 (no price provided in the table for a particular period indicates that such Underlying Stock was not traded at such time.)

We obtained the information regarding the historical performance, price return and dividend income of the Underlying Stocks in the graphs and tables below from Bloomberg L.P.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg L.P. The historical performance, price return and dividend yield of the Underlying Stocks should not be taken as an indication of their future performance or what the value of the Notes may be, and no assurance can be given as to the price of any Underlying Stock on the Valuation Date or as to the dividend income from any Underlying Stock during the term of the Notes. We cannot give you assurance that the performance of any Underlying Stock will not result in the loss of all or part of your investment.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 20 Equity Securities, Due May 2, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Underlying Stock in ($)	Low Intra-Day Price of the Underlying Stock in ($)	Period-End Closing Price of the Underlying Stock in ($)
1/1/2008	3/31/2008	37.41	29.00	29.83
4/1/2008	6/30/2008	38.00	28.79	35.54
7/1/2008	9/30/2008	37.25	28.64	29.66
10/1/2008	12/31/2008	29.92	14.76	15.63

1/1/2009	3/31/2009	19.98	12.31	15.37
4/1/2009	6/30/2009	20.55	15.02	20.31
7/1/2009	9/30/2009	29.38	18.50	27.83
10/1/2009	12/31/2009	31.77	24.62	31.07

1/1/2010	3/31/2010	34.74	27.93	34.39
4/1/2010	6/30/2010	37.43	28.32	28.43
7/1/2010	9/30/2010	33.54	26.69	33.37
10/1/2010	12/31/2010	42.07	32.29	41.43

1/1/2011	3/31/2011	46.81	39.94	44.78
4/1/2011	6/30/2011	55.32	44.26	51.11
7/1/2011	9/30/2011	52.62	30.23	31.25
10/1/2011	12/30/2011	41.05	28.71	34.93

1/1/2012	3/27/2012	46.28	35.59	45.67
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 20 Equity Securities, Due May 2, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Underlying Stock in ($)	Low Intra-Day Price of the Underlying Stock in ($)	Period-End Closing Price of the Underlying Stock in ($)
1/1/2008	3/31/2008	15.46	11.01	13.83
4/1/2008	6/30/2008	19.14	14.13	15.23
7/1/2008	9/30/2008	18.56	13.66	14.96
10/1/2008	12/31/2008	20.78	9.26	19.69

1/1/2009	3/31/2009	21.24	11.42	15.64
4/1/2009	6/30/2009	17.35	13.03	16.97
7/1/2009	9/30/2009	20.50	15.10	19.14
10/1/2009	12/31/2009	24.19	16.81	22.72

1/1/2010	3/31/2010	28.35	20.00	26.61
4/1/2010	6/30/2010	28.37	19.10	20.48
7/1/2010	9/30/2010	25.51	18.52	24.18
10/1/2010	12/31/2010	28.52	21.06	26.51

1/1/2011	3/31/2011	30.00	24.01	26.75
4/1/2011	6/30/2011	27.46	18.10	20.97
7/1/2011	9/30/2011	22.86	11.39	11.58
10/1/2011	12/30/2011	16.32	10.49	15.34

1/1/2012	3/27/2012	20.20	15.75	18.16
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 20 Equity Securities, Due May 2, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Underlying Stock in ($)	Low Intra-Day Price of the Underlying Stock in ($)	Period-End Closing Price of the Underlying Stock in ($)
1/1/2008	3/31/2008	98.80	80.74	92.00
4/1/2008	6/30/2008	106.06	92.23	98.86
7/1/2008	9/30/2008	100.00	65.09	68.49
10/1/2008	12/31/2008	68.28	41.46	50.27

1/1/2009	3/31/2009	60.19	43.45	56.25
4/1/2009	6/30/2009	69.92	54.73	64.59
7/1/2009	9/30/2009	80.60	60.52	77.58
10/1/2009	12/31/2009	85.42	73.76	81.06

1/1/2010	3/31/2010	83.61	65.05	73.95
4/1/2010	6/30/2010	80.24	64.50	64.81
7/1/2010	9/30/2010	84.43	64.14	82.82
10/1/2010	12/31/2010	91.39	80.90	90.95

1/1/2011	3/31/2011	95.00	83.22	90.18
4/1/2011	6/30/2011	96.00	89.25	95.58
7/1/2011	9/30/2011	98.00	74.58	76.37
10/1/2011	12/30/2011	90.20	72.26	85.19

1/1/2012	3/27/2012	92.47	85.63	91.71
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 20 Equity Securities, Due May 2, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Underlying Stock in ($)	Low Intra-Day Price of the Underlying Stock in ($)	Period-End Closing Price of the Underlying Stock in ($)
1/1/2008	3/31/2008	18.92	13.19	15.05
4/1/2008	6/30/2008	20.23	12.63	15.46
7/1/2008	9/30/2008	22.50	14.04	20.36
10/1/2008	12/31/2008	20.44	9.11	15.36

1/1/2009	3/31/2009	16.79	12.00	14.17
4/1/2009	6/30/2009	19.31	11.15	13.89
7/1/2009	9/30/2009	16.77	10.94	14.83
10/1/2009	12/31/2009	16.68	13.05	13.90

1/1/2010	3/31/2010	17.58	12.24	17.12
4/1/2010	6/30/2010	18.35	13.07	13.24
7/1/2010	9/30/2010	14.64	11.80	14.50
10/1/2010	12/31/2010	16.14	13.93	15.12

1/1/2011	3/31/2011	16.44	13.33	15.88
4/1/2011	6/30/2011	18.20	15.73	17.00
7/1/2011	9/30/2011	17.22	13.28	14.57
10/1/2011	12/30/2011	16.84	13.00	15.71

1/1/2012	3/27/2012	17.25	14.24	15.75
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 20 Equity Securities, Due May 2, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Underlying Stock in ($)	Low Intra-Day Price of the Underlying Stock in ($)	Period-End Closing Price of the Underlying Stock in ($)
1/1/2008	3/31/2008	28.34	25.06	27.12
4/1/2008	6/30/2008	29.22	26.70	28.18
7/1/2008	9/30/2008	32.72	24.36	31.05
10/1/2008	12/31/2008	32.00	23.80	28.06

1/1/2009	3/31/2009	28.08	22.71	26.12
4/1/2009	6/30/2009	29.25	24.64	27.16
7/1/2009	9/30/2009	30.57	26.29	28.37
10/1/2009	12/31/2009	31.21	27.28	30.23

1/1/2010	3/31/2010	34.67	29.55	33.48
4/1/2010	6/30/2010	34.98	31.31	31.36
7/1/2010	9/30/2010	33.92	29.82	32.47
10/1/2010	12/31/2010	35.50	32.00	34.51

1/1/2011	3/31/2011	40.58	33.84	39.67
4/1/2011	6/30/2011	42.37	38.88	40.54
7/1/2011	9/30/2011	46.29	36.78	44.20
10/1/2011	12/30/2011	46.44	42.00	45.76

1/1/2012	3/27/2012	49.73	44.43	49.32
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 20 Equity Securities, Due May 2, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Underlying Stock in ($)	Low Intra-Day Price of the Underlying Stock in ($)	Period-End Closing Price of the Underlying Stock in ($)
1/1/2008	3/31/2008	94.71	71.65	80.44
4/1/2008	6/30/2008	94.88	70.18	72.13
7/1/2008	9/30/2008	73.84	46.18	49.50
10/1/2008	12/31/2008	49.00	28.55	38.32

1/1/2009	3/31/2009	46.73	24.52	32.87
4/1/2009	6/30/2009	47.98	31.88	39.95
7/1/2009	9/30/2009	47.03	34.91	42.92
10/1/2009	12/31/2009	56.87	40.29	54.09

1/1/2010	3/31/2010	62.08	48.34	59.46
4/1/2010	6/30/2010	63.67	52.77	55.68
7/1/2010	9/30/2010	73.70	53.69	69.78
10/1/2010	12/31/2010	84.85	67.67	83.05

1/1/2011	3/31/2011	97.25	81.80	96.89
4/1/2011	6/30/2011	99.80	77.83	82.45
7/1/2011	9/30/2011	87.12	64.56	64.57
10/1/2011	12/30/2011	79.70	59.92	77.35

1/1/2012	3/27/2012	89.69	78.69	82.40
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 20 Equity Securities, Due May 2, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Underlying Stock in ($)	Low Intra-Day Price of the Underlying Stock in ($)	Period-End Closing Price of the Underlying Stock in ($)
1/1/2008	3/31/2008	52.33	42.54	43.43
4/1/2008	6/30/2008	48.18	42.89	42.99
7/1/2008	9/30/2008	52.00	42.00	48.52
10/1/2008	12/31/2008	49.99	29.58	35.15

1/1/2009	3/31/2009	36.78	29.27	34.73
4/1/2009	6/30/2009	40.00	34.19	38.99
7/1/2009	9/30/2009	47.88	36.89	46.23
10/1/2009	12/31/2009	46.88	43.39	44.58

1/1/2010	3/31/2010	47.37	40.68	43.95
4/1/2010	6/30/2010	49.70	44.10	44.91
7/1/2010	9/30/2010	51.23	44.66	50.74
10/1/2010	12/31/2010	52.43	46.64	50.42

1/1/2011	3/31/2011	51.07	46.80	51.02
4/1/2011	6/30/2011	56.45	49.99	56.38
7/1/2011	9/30/2011	57.18	43.81	48.89
10/1/2011	12/30/2011	58.12	47.27	57.81

1/1/2012	3/27/2012	62.86	57.46	61.44
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 20 Equity Securities, Due May 2, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Underlying Stock in ($)	Low Intra-Day Price of the Underlying Stock in ($)	Period-End Closing Price of the Underlying Stock in ($)
1/1/2008	3/31/2008	39.10	27.50	37.10
4/1/2008	6/30/2008	57.87	37.13	56.80
7/1/2008	9/30/2008	56.99	30.59	34.72
10/1/2008	12/31/2008	35.62	17.70	23.34

1/1/2009	3/31/2009	25.90	17.24	21.74
4/1/2009	6/30/2009	30.47	21.22	25.17
7/1/2009	9/30/2009	36.22	22.18	34.88
10/1/2009	12/31/2009	43.82	31.64	42.55

1/1/2010	3/31/2010	46.14	37.04	44.04
4/1/2010	6/30/2010	53.66	42.37	44.59
7/1/2010	9/30/2010	54.55	43.41	53.68
10/1/2010	12/31/2010	71.22	52.18	68.82

1/1/2011	3/31/2011	78.93	68.04	78.03
4/1/2011	6/30/2011	86.96	74.14	84.05
7/1/2011	9/30/2011	92.93	62.54	63.55
10/1/2011	12/30/2011	86.99	58.28	77.06

1/1/2012	3/27/2012	84.46	62.69	64.83
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 20 Equity Securities, Due May 2, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Underlying Stock in ($)	Low Intra-Day Price of the Underlying Stock in ($)	Period-End Closing Price of the Underlying Stock in ($)
1/1/2008	3/31/2008	100.00	70.48	90.23
4/1/2008	6/30/2008	106.25	88.89	98.35
7/1/2008	9/30/2008	105.88	84.71	88.53
10/1/2008	12/31/2008	90.09	34.25	63.74

1/1/2009	3/31/2009	66.66	40.11	47.35
4/1/2009	6/30/2009	62.18	42.77	55.07
7/1/2009	9/30/2009	67.86	50.15	64.14
10/1/2009	12/31/2009	69.49	54.92	67.57

1/1/2010	3/31/2010	75.90	59.12	72.57
4/1/2010	6/30/2010	81.93	61.60	61.82
7/1/2010	9/30/2010	66.87	52.12	61.23
10/1/2010	12/31/2010	67.58	52.04	55.45

1/1/2011	3/31/2011	64.38	50.80	56.44
4/1/2011	6/30/2011	56.37	46.65	48.16
7/1/2011	9/30/2011	49.71	29.07	29.50
10/1/2011	12/30/2011	38.99	26.90	35.77

1/1/2012	3/27/2012	50.34	36.11	44.86
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 20 Equity Securities, Due May 2, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Underlying Stock in ($)	Low Intra-Day Price of the Underlying Stock in ($)	Period-End Closing Price of the Underlying Stock in ($)
1/1/2008	3/31/2008	107.40	52.66	102.47
4/1/2008	6/30/2008	131.14	83.00	84.97
7/1/2008	9/30/2008	96.48	64.56	72.75
10/1/2008	12/31/2008	76.00	29.12	31.79

1/1/2009	3/31/2009	41.41	21.14	27.00
4/1/2009	6/30/2009	41.39	24.81	33.10
7/1/2009	9/30/2009	47.02	31.25	39.38
10/1/2009	12/31/2009	44.14	31.22	39.85

1/1/2010	3/31/2010	47.44	35.43	41.41
4/1/2010	6/30/2010	42.13	31.60	31.69
7/1/2010	9/30/2010	44.71	30.82	43.32
10/1/2010	12/31/2010	72.80	40.61	59.43

1/1/2011	3/31/2011	85.66	59.57	79.02
4/1/2011	6/30/2011	79.94	57.21	68.80
7/1/2011	9/30/2011	72.96	47.68	53.80
10/1/2011	12/30/2011	62.64	46.06	54.89

1/1/2012	3/27/2012	70.06	54.30	66.74
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 20 Equity Securities, Due May 2, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Underlying Stock in ($)	Low Intra-Day Price of the Underlying Stock in ($)	Period-End Closing Price of the Underlying Stock in ($)
1/1/2008	3/31/2008	23.50	17.78	19.83
4/1/2008	6/30/2008	21.14	15.56	15.73
7/1/2008	9/30/2008	21.89	13.50	17.94
10/1/2008	12/31/2008	18.04	6.82	11.13

1/1/2009	3/31/2009	12.04	3.64	6.98
4/1/2009	6/30/2009	11.45	6.50	9.58
7/1/2009	9/30/2009	15.50	8.15	12.92
10/1/2009	12/31/2009	14.89	11.44	13.81

1/1/2010	3/31/2010	15.75	12.77	15.52
4/1/2010	6/30/2010	18.77	10.74	10.76
7/1/2010	9/30/2010	12.05	9.94	11.01
10/1/2010	12/31/2010	13.54	10.46	12.66

1/1/2011	3/31/2011	15.02	12.41	13.92
4/1/2011	6/30/2011	14.42	11.73	12.03
7/1/2011	9/30/2011	12.49	6.79	7.12
10/1/2011	12/30/2011	10.71	6.60	10.48

1/1/2012	3/27/2012	14.41	10.75	13.81
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 20 Equity Securities, Due May 2, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Underlying Stock in ($)	Low Intra-Day Price of the Underlying Stock in ($)	Period-End Closing Price of the Underlying Stock in ($)
10/1/2009	12/31/2009	10.86	10.25	10.56

1/1/2010	3/31/2010	11.33	8.19	10.39
4/1/2010	6/30/2010	11.39	7.33	8.49
7/1/2010	9/30/2010	8.99	6.37	7.21
10/1/2010	12/31/2010	8.78	6.77	8.02

1/1/2011	3/31/2011	11.94	8.14	11.46
4/1/2011	6/30/2011	11.83	7.20	7.48
7/1/2011	9/30/2011	8.20	5.01	5.04
10/1/2011	12/30/2011	7.00	3.98	6.29

1/1/2012	3/27/2012	9.16	6.59	8.575
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 20 Equity Securities, Due May 2, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Underlying Stock in ($)	Low Intra-Day Price of the Underlying Stock in ($)	Period-End Closing Price of the Underlying Stock in ($)
1/1/2008	3/31/2008	34.96	26.02	31.90
4/1/2008	6/30/2008	38.76	32.15	35.02
7/1/2008	9/30/2008	40.59	31.72	34.57
10/1/2008	12/31/2008	34.99	18.42	23.67

1/1/2009	3/31/2009	26.38	17.23	21.67
4/1/2009	6/30/2009	29.06	21.19	25.62
7/1/2009	9/30/2009	31.69	23.21	29.52
10/1/2009	12/31/2009	34.27	28.23	32.30

1/1/2010	3/31/2010	36.32	29.55	35.62
4/1/2010	6/30/2010	39.32	31.07	32.20
7/1/2010	9/30/2010	35.67	29.41	33.63
10/1/2010	12/31/2010	37.22	32.06	36.51

1/1/2011	3/31/2011	38.97	35.00	37.79
4/1/2011	6/30/2011	40.65	36.74	40.36
7/1/2011	9/30/2011	42.43	29.78	32.01
10/1/2011	12/30/2011	38.62	30.38	33.29

1/1/2012	3/27/2012	40.37	33.90	40.26
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 20 Equity Securities, Due May 2, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Underlying Stock in ($)	Low Intra-Day Price of the Underlying Stock in ($)	Period-End Closing Price of the Underlying Stock in ($)
1/1/2008	3/31/2008	49.68	38.09	44.33
4/1/2008	6/30/2008	57.46	43.73	51.16
7/1/2008	9/30/2008	55.10	25.64	28.35
10/1/2008	12/31/2008	29.36	15.23	24.21

1/1/2009	3/31/2009	26.01	17.42	21.35
4/1/2009	6/30/2009	32.64	21.72	29.99
7/1/2009	9/30/2009	39.75	27.00	37.93
10/1/2009	12/31/2009	43.65	35.68	39.12

1/1/2010	3/31/2010	40.36	32.39	36.80
4/1/2010	6/30/2010	43.10	34.29	41.34
7/1/2010	9/30/2010	45.65	37.72	45.51
10/1/2010	12/31/2010	53.32	44.59	52.88

1/1/2011	3/31/2011	58.89	48.01	58.74
4/1/2011	6/30/2011	62.88	56.35	59.67
7/1/2011	9/30/2011	62.24	45.99	46.35
10/1/2011	12/30/2011	56.97	45.77	55.65

1/1/2012	3/27/2012	76.91	55.76	75.31
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 20 Equity Securities, Due May 2, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Underlying Stock in ($)	Low Intra-Day Price of the Underlying Stock in ($)	Period-End Closing Price of the Underlying Stock in ($)
1/1/2008	3/31/2008	98.00	67.19	86.78
4/1/2008	6/30/2008	92.59	61.73	61.73
7/1/2008	9/30/2008	91.77	58.22	79.29
10/1/2008	12/31/2008	83.05	30.19	41.35

1/1/2009	3/31/2009	49.08	19.20	29.59
4/1/2009	6/30/2009	49.96	28.45	42.56
7/1/2009	9/30/2009	73.81	41.34	69.96
10/1/2009	12/31/2009	85.01	65.40	80.66

1/1/2010	3/31/2010	91.11	73.31	87.25
4/1/2010	6/30/2010	118.44	86.86	87.82
7/1/2010	9/30/2010	96.90	71.00	80.96
10/1/2010	12/31/2010	91.25	73.00	88.83

1/1/2011	3/31/2011	92.25	79.16	85.36
4/1/2011	6/30/2011	92.00	72.48	81.32
7/1/2011	9/30/2011	82.97	47.35	49.91
10/1/2011	12/30/2011	61.98	45.22	47.45

1/1/2012	3/27/2012	79.36	47.73	76.62
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 20 Equity Securities, Due May 2, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Underlying Stock in ($)	Low Intra-Day Price of the Underlying Stock in ($)	Period-End Closing Price of the Underlying Stock in ($)
10/1/2011	12/30/2011	27.71	22.67	25.69

1/1/2012	3/27/2012	28.83	24.82	27.99
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 20 Equity Securities, Due May 2, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Underlying Stock in ($)	Low Intra-Day Price of the Underlying Stock in ($)	Period-End Closing Price of the Underlying Stock in ($)
4/1/2008	6/30/2008	51.60	45.05	50.53
7/1/2008	9/30/2008	62.56	42.62	46.95
10/1/2008	12/31/2008	46.70	18.37	29.02

1/1/2009	3/31/2009	33.88	22.52	28.89
4/1/2009	6/30/2009	44.90	27.96	41.00
7/1/2009	9/30/2009	43.52	34.13	38.69
10/1/2009	12/31/2009	41.06	34.95	39.82

1/1/2010	3/31/2010	42.45	32.60	38.51
4/1/2010	6/30/2010	44.71	37.21	38.69
7/1/2010	9/30/2010	42.59	36.57	40.48
10/1/2010	12/31/2010	45.49	39.61	44.22

1/1/2011	3/31/2011	45.47	36.44	41.21
4/1/2011	6/30/2011	41.61	34.17	36.99
7/1/2011	9/30/2011	40.73	28.70	28.93
10/1/2011	12/30/2011	35.36	26.91	29.43

1/1/2012	3/27/2012	35.03	29.31	34.38
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 20 Equity Securities, Due May 2, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Underlying Stock in ($)	Low Intra-Day Price of the Underlying Stock in ($)	Period-End Closing Price of the Underlying Stock in ($)
1/1/2008	3/31/2008	14.37	9.10	13.96
4/1/2008	6/30/2008	14.70	11.54	12.00
7/1/2008	9/30/2008	16.97	10.91	13.70
10/1/2008	12/31/2008	13.43	5.10	8.21

1/1/2009	3/31/2009	9.28	3.73	5.27
4/1/2009	6/30/2009	9.17	4.93	7.65
7/1/2009	9/30/2009	9.30	6.77	7.19
10/1/2009	12/31/2009	7.55	5.44	6.02

1/1/2010	3/31/2010	9.49	6.02	9.01
4/1/2010	6/30/2010	10.28	5.76	6.04
7/1/2010	9/30/2010	6.95	4.92	5.39
10/1/2010	12/31/2010	7.16	5.23	6.86

1/1/2011	3/31/2011	7.79	5.06	6.51
4/1/2011	6/30/2011	6.96	5.74	6.56
7/1/2011	9/30/2011	6.79	4.26	4.42
10/1/2011	12/30/2011	5.21	3.50	4.15

1/1/2012	3/27/2012	5.94	3.73	5.45
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 20 Equity Securities, Due May 2, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Underlying Stock in ($)	Low Intra-Day Price of the Underlying Stock in ($)	Period-End Closing Price of the Underlying Stock in ($)
1/1/2008	3/31/2008	37.47	28.35	31.15
4/1/2008	6/30/2008	43.40	31.23	35.79
7/1/2008	9/30/2008	35.80	28.92	31.40
10/1/2008	12/31/2008	36.29	17.74	36.07

1/1/2009	3/31/2009	36.79	22.51	27.78
4/1/2009	6/30/2009	42.96	27.66	40.92
7/1/2009	9/30/2009	46.03	38.20	41.39
10/1/2009	12/31/2009	48.58	38.36	46.12

1/1/2010	3/31/2010	51.08	43.00	45.59
4/1/2010	6/30/2010	47.80	38.01	38.42
7/1/2010	9/30/2010	46.43	37.35	46.07
10/1/2010	12/31/2010	49.25	43.59	47.50

1/1/2011	3/31/2011	55.50	43.31	47.11
4/1/2011	6/30/2011	48.49	41.41	44.52
7/1/2011	9/30/2011	47.00	36.81	39.92
10/1/2011	12/30/2011	45.35	37.66	41.56

1/1/2012	3/27/2012	51.97	40.62	48.69
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 20 Equity Securities, Due May 2, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Underlying Stock in ($)	Low Intra-Day Price of the Underlying Stock in ($)	Period-End Closing Price of the Underlying Stock in ($)
1/1/2008	3/31/2008	51.05	32.08	35.02
4/1/2008	6/30/2008	53.37	35.03	43.79
7/1/2008	9/30/2008	58.26	32.01	35.43
10/1/2008	12/31/2008	35.48	10.36	24.01

1/1/2009	3/31/2009	24.31	14.16	16.07
4/1/2009	6/30/2009	23.77	16.05	20.45
7/1/2009	9/30/2009	35.11	17.55	32.05
10/1/2009	12/31/2009	32.04	24.75	28.71

1/1/2010	3/31/2010	30.70	23.17	26.71
4/1/2010	6/30/2010	28.91	22.97	24.27
7/1/2010	9/30/2010	27.65	23.02	25.89
10/1/2010	12/31/2010	36.91	25.41	34.42

1/1/2011	3/31/2011	35.75	30.43	34.50
4/1/2011	6/30/2011	37.64	26.78	30.34
7/1/2011	9/30/2011	32.43	20.54	23.10
10/1/2011	12/30/2011	27.28	21.37	24.20

1/1/2012	3/27/2012	26.76	19.76	21.71
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 20 Equity Securities, Due May 2, 2013

SUPPLEMENTAL PLAN OF DISTRIBUTION

We expect that delivery of the Notes will be made against payment for the Notes on or about March 30, 2012, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as “T+3”).  See “Supplemental Plan of Distribution” in the prospectus supplement dated January 28, 2011. For additional information as to the relationship between us and RBC Capital Markets, LLC, please see the section “Plan of Distribution—Conflicts of Interest” in the prospectus dated January 28, 2011.

SUPPLEMENTAL DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES

The following disclosure supplements the discussion in the product prospectus supplement dated February 7, 2011 under “Supplemental Discussion of U.S. Federal Income Tax Consequences.”

The Internal Revenue Service has issued notices and the Treasury Department has issued proposed regulations affecting the legislation enacted on March 18, 2010 and discussed in the product prospectus supplement dated February 7, 2011 under “Supplemental Discussion of U.S. Federal Income Tax Consequences—Legislation Affecting Taxation of Notes Held By or Through Foreign Entities.”  Pursuant to the Internal Revenue Service notices, payments with respect to the notes may be subject to the new 30% U.S. withholding tax as “passthru payments.” The withholding requirements with respect to the notes will generally begin no earlier than January 1, 2014.  Pursuant to the proposed regulations, if finalized in their current form, the withholding tax will not be imposed on payments pursuant to obligations outstanding as of December 31, 2012.  Holders are urged to consult their own tax advisors regarding the implications of this legislation and subsequent guidance on their investment in the notes.

RBC Capital Markets, LLC

Direct Investment Notes Linked to a Basket of 20 Equity Securities, Due May 2, 2013

VALIDITY OF THE NOTES

In the opinion of Norton Rose Canada LLP, the issue and sale of the Notes has been duly authorized by all necessary corporate action of the Bank in conformity with the Indenture, and when the Notes have been duly executed, authenticated and issued in accordance with the Indenture, the Notes will be validly issued and, to the extent validity of the Notes is a matter governed by the laws of the Province of Ontario or Québec, or the laws of Canada applicable therein, and will be valid obligations of the Bank, subject to applicable bankruptcy, insolvency and other laws of general application affecting creditors’ rights, equitable principles, and subject to limitations as to the currency in which judgments in Canada may be rendered, as prescribed by the Currency Act (Canada).  This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and Quebec and the federal laws of Canada applicable thereto.  In addition, this opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated March 6, 2012, which has been filed as Exhibit 5.1 to Royal Bank’s Form 6-K filed with the SEC on March 6, 2012.

In the opinion of Morrison & Foerster LLP, when the Notes have been duly completed in accordance with the Indenture and issued and sold as contemplated by the prospectus supplement and the prospectus, the Notes will be valid, binding and enforceable obligations of Royal Bank, entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith).  This opinion is given as of the date hereof and is limited to the laws of the State of New York.  This opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the legal opinion dated March 6, 2012, which has been filed as Exhibit 5.2 to the Bank’s Form 6-K dated March 6, 2012.